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                                                                      EXHIBIT 21

SUBSIDIARIES

Microsoft Corporation
One Microsoft Way
Redmond, WA 98052-6399

Microsoft FSC Corp. (U.S. VIRGIN ISLANDS)

Microsoft Investments, Inc. (NEVADA)

Microsoft Ireland Operations Limited (IRELAND)

Microsoft Licensing, Inc. (NEVADA)

Microsoft Puerto Rico, Inc. (Manufacturing) (DELAWARE)

The Microsoft Network L.L.C. (DELAWARE)

GraceMac Corporation (NEVADA)

Microsoft de Argentina S.A.

Microsoft Pty. Limited (AUSTRALIA)

Microsoft Gesellschaft m.b.H. (AUSTRIA)

Microsoft N.V.  (BELGIUM)

Microsoft Informatica Limitada (BRAZIL)

Microsoft Canada Co.

SOFTIMAGE, Inc. (CANADA)

Microsoft Chile S.A.

Microsoft Colombia Inc. (DELAWARE)

Microsoft de Centroamerica S.A. (COSTA RICA)

Microsoft Hrvatska d.o.o. (CROATIA)

Microsoft s.r.o. (CZECH REPUBLIC)

Microsoft Danmark ApS (DENMARK)

Microsoft Dominicana, S.A. (DOMINICAN REPUBLIC)

Microsoft Del Ecuador S.A.

Microsoft El Salvador S.A. de C.V.

Microsoft Corporation (Representative Office) (EGYPT)

Microsoft Oy (FINLAND)

Microsoft France S.A.R.L.

Microsoft G.m.b.H. (GERMANY)

Microsoft Hellas S.A. (GREECE)

Microsoft de Guatemala, S.A.

Microsoft Hong Kong Limited

Microsoft Hungary Kft.

Microsoft Corporation (India) Private Limited

Microsoft India (R&D) Private Limited

PT. Microsoft Indonesia

Microsoft Israel Ltd.

Microsoft S.p.A. (ITALY)

Microsoft Cote d'Ivoire (IVORY COAST)

Microsoft Company, Limited (JAPAN)

East Africa Software Limited (KENYA)

Microsoft CH (KOREA)

Microsoft (Malaysia) Sdn. Bhd.

Microsoft Mexico, S.A. de C.V.
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Microsoft Indian Ocean Islands Limited (MAURITIUS)

Microsoft Maroc S.A.R.L. (MOROCCO)

Microsoft B.V. (THE NETHERLANDS)

Microsoft International B.V. (THE NETHERLANDS)

Microsoft New Zealand Limited

Microsoft Norge AS (NORWAY)

Microsoft de Panama, S.A.

Microsoft (China) Company Limited (THE PEOPLE'S REPUBLIC OF CHINA)

Microsoft Peru, S.A.

Microsoft Philippines, Inc.

Microsoft sp. z.o.o. (POLAND)

MSFT-Software Para Microcomputadores, LDA (PORTUGAL)

Microsoft Caribbean, Inc. (PUERTO RICO) (DELAWARE)

Microsoft Romania SRL

Microsoft ZAO (RUSSIA)

Microsoft Manufacturing B.V. (Representative Office )(RUSSIA)

Microsoft Singapore Pte Ltd.

Microsoft Slovakia s.r.o.

Microsoft d.o.o., Ljubljana (SLOVENIA)

Microsoft (S.A.) (Proprietary) Limited (SOUTH AFRICA)

Microsoft Iberica S.R.L. (SPAIN)

Microsoft Aktiebolag (SWEDEN)

Microsoft AG (SWITZERLAND)

Microsoft Taiwan Corporation

Microsoft (Thailand) Limited

Microsoft Bilgisayar Yazilim Hizmetleri Limited Sirketi (TURKEY)

Microsoft Corporation (UNITED ARAB EMIRATES)

Microsoft Limited (UNITED KINGDOM)

Microsoft Research Limited (UNITED KINGDOM)

Microsoft Uruguay, S.A.

Microsoft Venezuela, S.A.

The Resident Representative Office of MICROSOFT Corporation in Hanoi (VIETNAM)

Microsoft Corporation (Representative Office)(ZIMBABWE)

WebTV Networks, Inc. (California)

DreamWorks Interactive L.L.C. (WASHINGTON, 50% owned)

MSBET L.L.C. (DELAWARE, 50% owned)

MSFDC L.L.C. (DELAWARE, 50% owned)

MSNBC Cable, L.L.C. (DELAWARE, 50% owned)

MSNBC Interactive News, L.L.C. (DELAWARE, 50% owned)

Ninemsn Pty. Limited (AUSTRALIA)

WebTV Networks K.K. (JAPAN)